Contacts:
At Notify Technology Corporation:
Jerry Rice, Chief Financial Officer
Phone: 408-777-7927
jerry.rice@notifycorp.com

For Immediate Release

                        Notify Technology Reports Results
                 for the Fiscal Quarter Ended December 31, 2007

          Wireless revenue increases over 20 percent from same quarter in prior fiscal year.

San Jose, CA, February 14, 2007 -- Notify Technology Corporation (OTC: NTFY) today announced financial results for its fiscal quarter ended December 31, 2007.

The NotifyLink software product line increased 21% to $1,074,854 from $882,515 during the same period last year. The gross margin remained consistent at 96.7% and 97.4% for the three month periods ending December 31, 2007 and 2006, respectively. The Company showed a net loss for the fiscal quarter ended December 31, 2007, of $92,701 or a net loss per share of $(0.01), compared to a net loss of $61,027, or a net loss per share of $(0.00), reported for the three month period ended December 31, 2006.

Sales expenses were down at $414,206 in the three month period ended December 31, 2007 compared to $447,323 in the same period of fiscal 2007. Research and Development spending increased to $395,683 in the three month period ended December 31, 2007 compared to $304,068 in the same period of fiscal 2007. The overall increase in engineering expense is a direct result in supporting additional email platforms and new wireless devices. Administrative expenses were $323,356 in the three month period ended December 31, 2007 compared to $304,319 in the same period of fiscal 2007.

"Our wireless product revenue continues to grow steadily year to year while we continue to maintain control over our expenses. Notify has established itself as providing a robust wireless solution to support a variety of email platforms and wireless handheld devices. We continue to increase our investment in research and development as we increase the number of email platforms and wireless devices we support," said Paul DePond, President of Notify Technology. "We are committed to enhancing our wireless products in order to maintain our market position and continue our revenue growth throughout the coming fiscal year."

About Notify Technology Corporation
Founded in 1994, Notify Technology Corporation (OTC: NTFY) is an innovative software company developing mobility products for organizations of all sizes. Notify's wireless solutions provide secure synchronized email and PIM access and management to any size organization on a variety of wireless 2-way devices and networks. Notify sells its wireless products directly and through authorized resellers internationally. The company is headquartered in San Jose, California. For more information, visit http://www.notifycorp.com or contact 408-777-7920.


                                     -more-

Forward-Looking Statements: This press release contains forward-looking statements related to Notify Technology that involve risks and uncertainties, including, but not limited to, statements regarding the improving performance and growth of our wireless product. Those statements are based on current information and expectations and there are important factors that could cause actual results to differ materially from those anticipated by such statements. These risks include, but are not limited to, our ability to deliver products and manage growth, our ability to continue to improve our existing products or develop new products or technologies, as well as other risks. In particular, we cannot predict future NotifyLink revenues with any accuracy and do not know whether NotifyLink revenues will continue to grow at the rates we have recently experienced. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these factors that could affect Notify Technology's future results, please see the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially from management's expectations.


                            (Financial Tables Follow)

                          NOTIFY TECHNOLOGY CORPORATION
                  CONDENSED UNAUDITED STATEMENTS OF OPERATIONS


                                                      Three-Month Periods
                                                       Ended December 31,
                                                    2007              2006
                                               --------------    --------------
                                                         (Unaudited)

Revenue:
   Product sales                               $    1,074,854    $      882,515
   Service revenue                                         --           148,931
                                               --------------    --------------
Total revenue                                       1,074,854        1, 031,446
                                               --------------    --------------

Cost of revenue:
   Product cost                                         5,080             2,350
   Royalty payments                                    29,070            23,950
                                               --------------    --------------
Total cost of revenue                                  34,150            26,300
                                               --------------    --------------
Gross profit                                        1,040,704        1, 005,146
                                               --------------    --------------

Operating expenses:
      Research and development                        395,683           304,068
      Sales and marketing                             414,206           447,323
      General and administrative                      323,356           304,319
                                               --------------    --------------
Total operating expenses                            1,133,245         1,055,710

Loss from operations                                  (92,541)          (50,564)

Interest income (expense) and other, net                4,650              (256)
SFAS 123(R) expense                                    (4,810)          (10,207)
                                               --------------    --------------
Net loss                                       $      (92,701)   $      (61,027)
                                               ==============    ==============

Basic and diluted net loss per share           $        (0.01)   $        (0.00)
                                               ==============    ==============

Weighted average shares outstanding                14,017,328        13,968,995
                                               ==============    ==============

                          NOTIFY TECHNOLOGY CORPORATION
                            CONDENSED BALANCE SHEETS


                                                    Dec. 31,         Dec. 31,
                                                      2007             2006
                                                  ------------     ------------
                                                   (Unaudited)      (Unaudited)
Assets:
Current assets:
      Cash and cash equivalents                   $    855,771     $    684,584
      Accounts receivable, net                         637,441          697,324
      Other assets                                      69,264           52,547
                                                  ------------     ------------
Total current assets                                 1,562,476        1,434,455

Non-current assets
      Property and equipment, net                       99,335           96,999
      Deposit on property and equipment                 31,850               --
                                                  ------------     ------------
Total non-current assets                               131,185           96,999
                                                  ------------     ------------
      Total assets                                $  1,693,661     $  1,531,454
                                                  ============     ============
Liabilities and shareholders' deficit
Current liabilities:
      Current portion of capital lease
        obligation                                $      3,846     $     18,540
      Accounts payable                                  45,957           66,651
      Accrued payroll and related
        liabilities                                    220,478          217,493
      Deferred revenue                               2,312,549        1,790,481
      Other accrued liabilities                        162,209          108,372
                                                  ------------     ------------
Total current liabilities                            2,745,039        2,201,537
      Long-term capital lease obligations               14,434            4,444
                                                  ------------     ------------
Total liabilities                                    2,759,473        2,205,981
                                                  ------------     ------------
Shareholders' deficit:
      Common stock                                      14,075           13,969
      Additional paid-in capital                    23,387,395       23,321,110
      Accumulated deficit                          (24,467,282)     (24,009,606)
                                                  ------------     ------------
Total shareholders' deficit                         (1,065,812)        (674,527)
                                                  ------------     ------------
      Total liabilities and shareholders'
        deficit                                   $  1,693,661     $  1,531,454
                                                  ============     ============